UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 31, 2008
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, Pennsylvania  19087
(Address of principal executive offices)  (Zip Code)

(484) 583-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Lincoln National Corporation (“LNC”) has posted to its website the Annual Statements of The Lincoln National Life Insurance Company, First Penn-Pacific Life Insurance Company and Lincoln Life and Annuity Company of New York filed with the insurance departments of their respective states and prepared in accordance with statutory accounting practices prescribed or permitted by the applicable state insurance departments.  The Annual Statements are available at www.lincolnfinancial.com.

Item 8.01.   Other Events

On March 31, 2008, Lincoln Financial Media Company (“LFMC”), a wholly owned subsidiary of LNC, closed its previously announced sale of all of the outstanding capital stock of three of LFMC’s wholly owned subsidiaries comprising its television business to Raycom Holdings, LLC and received proceeds of approximately $546 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By: /s/ Frederick J. Crawford
Frederick J. Crawford
Senior Vice President and
Chief Financial Officer

Date:  April 1, 2008